                                                              Exhibit No. 10.239

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement ("Agreement") is made and entered into on this 17th day of January, 2002, by and between MEGO FINANCIAL CORP., a New York corporation (the "Company") and HERBERT B. HIRSCH (the "Executive"). This Agreement is intended to replace those certain agreements, dated August 1, 1994 and September 2, 1997, by and between the Company and the Executive. Accordingly, effective as of the Commencement Date hereof as that term is hereafter defined, the agreements of August 1, 1994 and September 2, 1997 shall be terminated and declared null and void. As to the agreement of August 1, 1994, no payments shall be due respecting income of the Company for the period from September 1, 2001 to the Commencement Date.

                                R E C I T A L S
                                ---------------

     A. The Executive is currently employed as the Senior Vice President and Chief Financial Officer of Company.

     B. The Executive possesses intimate knowledge of the business and affairs of Company, its policies, methods and personnel.

     C. The Board of Directors of Company (the "Board") recognizes that the Executive has contributed to the growth and success of Company, and desires to assure Company of the Executive's continued employment and to compensate him therefor.

     D. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention and dedication to the Company.

     E. The Executive is willing to make his services available to the Company and on the terms and conditions hereinafter set forth.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:


     1.   Employment.
          ----------

          1.1  Employment and Term. The Company hereby agrees to continue to
               -------------------
employ the Executive and the Executive hereby agrees to continue to serve the Company on the terms and conditions set forth herein.

          1.2  Duties of Executive. During the Term of Employment under this
               -------------------
Agreement, the Executive shall diligently perform all services as may be assigned to him by the Chairman of the Board and Chief Executive Officer ("CEO") (provided that, such services shall not materially differ from the services currently provided by the Executive), and shall exercise only such power and authority as may from time to time be delegated to him by the CEO. The

Executive shall not, however, be required to devote more than five (5) hours per calendar month to the performance of services under this Agreement.

           2.  Term.
               ----

               2.1  Term. The term of this Agreement shall 2002, (the
                    ----
"Commencement Date") and shall commence on February 1, expire on July 31, 2004, unless sooner terminated in accordance with Section 5 hereof. This Agreement may be renewed for an additional period(s) only upon the mutual written agreement of the parties.

               2.2  Term of Employment and Expiration Date. The period during
                    --------------------------------------
which the Executive shall be employed by the Company pursuant to the terms of this Agreement is sometimes referred to in this Agreement as the "Term of Employment", and the date on which the Term of Employment shall expire (including the date on which any additional term shall expire), is sometimes referred to in this Agreement as the "Expiration Date".

           3.  Salary. During the Term of Employment, the Company shall pay the
               ------
Executive a salary at the annual rate of Ten Thousand Dollars ($10,000) for services provided hereunder, payable in 30 equal consecutive monthly installments of Eight Hundred Thirty-Three Dollars and Thirty Three Cents ($833.33) per month, subject to applicable withholding and other taxes, commencing on the Commencement Date. Executive shall not be eligible for the Company's Executive Incentive Income Plan or any other bonus.

           4.  Deferred Compensation. As consideration for services previously
               ---------------------
rendered to the Company, the Company shall pay the Executive deferred compensation in an aggregate amount of One Hundred Twenty-Five Thousand Dollars ($125,000), payable in 30 equal consecutive monthly installments of Four Thousand One Hundred Sixty-Six Dollars and Sixty-Six Cents ($4,166.66) per month, commencing on the Commencement Date.

           5.  Expense Reimbursement and Other Benefits.
               ----------------------------------------

               5.1  Reimbursement of Expenses. Upon the submission of proper
                    -------------------------
substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

               5.2  Medical/Health Insurance Coverage. During the Term of
                    ---------------------------------
Employment, the Executive shall continue to be covered under the Company's health plan and the Company shall continue to pay the entire premium for the Executive's coverage under that plan. If the Executive so chooses, his Spouse shall continue to be covered under the Company's health plan during the Term of Employment, but the Executive shall be responsible for paying the premiums with respect to her coverage. Upon termination of this Agreement, the Executive and his Spouse shall be eligible for COBRA coverage under the Company's health plan, at the Executive's expense.

           6.  Termination; Death or Disability.
               --------------------------------

               6.1  Termination.
                    -----------

                    (a) Notwithstanding anything to the contrary contained in this Agreement, the Executive's employment under this Agreement shall terminate only on the earliest of:

                        (i) the expiration of the Term of Employment as set forth in Section 2.1 hereof;

                        (ii) the date on which the Executive commits fraud, embezzlement or any criminal act that is a felony, in connection with the Executive's duties hereunder; or

                        (iii) the date on which the Company shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity, or if more than fifty percent (50%) of its stock shall be sold, transferred or issued to another party or parties.

                    (b) In the event that the Executive's employment with the Company terminates pursuant to Section 6.1(a)(iii) hereof, then the Company shall immediately pay the Executive the remaining balance of both the Salary and the Deferred Compensation set forth in Sections 3 and 4 hereof not previously paid by the monthly payments provided for in the said Sections 3 and 4 hereof (such payment being referred to as the "Lump Sum Payment").

               6.2  Death or Disability. Notwithstanding anything to the
                    -------------------
contrary contained in this Agreement, in the event of the Executive's death or Disability during the Term of Employment, the Executive, his beneficiary, his estate or personal representative shall continue to receive the Salary and Deferred Compensation provided for in Sections 3 and 4 hereof, at such times and in such amounts as if the Executive had not died or suffered a Disability. For purposes of this Agreement, "Disability" shall mean if the Executive shall as a result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 180 days in any 12-month period.

           7.  Restrictive Covenant.
               --------------------

               7.1  Nonsolicitation of Employees. For the thirty (30) month
                    ----------------------------
period commencing after the Commencement Date (the "Restricted Period") and provided that the Company is not in breach of any of its obligations under Sections 3, 4 or 5 of this Agreement, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months.

               7.2  Acknowledgment by the Executive. The Executive acknowledges
                    -------------------------------
and confirms that (i) the restrictive covenant contained in this Section 7 is reasonably necessary to protect the legitimate business interests of the Company, and (ii) the restriction contained in this Section 7 (including without limitation the length of the term of the provision of this Section 7) is not overbroad, overlong, or unfair and is not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of the covenant contained in this Section 7 will not cause him any undue hardship, financial or otherwise, and that enforcement of the covenant contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive further acknowledges that the restriction contained in this Section 7 is intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

               7.3  Reformation by Court. In the event that a court of competent
                    --------------------
jurisdiction shall determine that any provision of this Article II is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 7 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

               7.4  Injunction. It is recognized and hereby acknowledged by the
                    ----------
parties hereto that a breach by the Executive of the covenant contained in
Section 7 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of the covenant contained in Section 7 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

           8.  Assignment; Successors and Assigns. Neither the Executive nor the
               ----------------------------------
Company may make an assignment of this Agreement or any interest herein, by operation of laws or otherwise, without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective heirs, personal representatives, executors, administrators, legal representatives, successors and assigns.

           9.  Governing Law. This Agreement shall be governed by, and
               -------------
construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the conflict of laws principles of each State. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals with federal jurisdiction in the State of Delaware.

           10. Entire Agreement. This Agreement constitutes the entire
               -----------------
agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

           11.  Notices: All notices under this Agreement shall be in writing
                -------
and shall be given by personal delivery, or by registered or certified United States mail, postage prepaid, return receipt requested, to the address set forth below:

           If to the Executive:                Herbert B. Hirsch
                                               64 Hurdle Fence Drive
                                               Avon, CT. 06001

           If to the Company:                  MEGO FINANCIAL CORP.
                                               8910 Paradise Road
                                               Las Vegas, Nevada  89109
                                               Att: Floyd W. Kephart, President

or to such other person or persons or to such other address or addresses as the Executive and the Company or their respective successors or assigns may hereafter furnish to the other by notice similarly given. Notices, if personally delivered, shall be deemed to have been received on the date of delivery, and if given by registered or certified mail, shall be deemed to have been received on the fifth business day after mailing.

           12.  Severability.  The invalidity of any one or more of the words,
                ------------
phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

           13.  Waivers. The waiver by any party hereto of the other party's
                -------
prompt and complete performance or breach or violation of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party or as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

           14.  Damages. Nothing contained herein shall be construed to prevent
                -------
the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

           15.  Section Headings. The section headings contained in this
                ----------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           16.  No Third Party Beneficiary. Nothing expressed or implied in this
                --------------------------
Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    THE COMPANY:

                                    MEGO FINANCIAL CORP.

                                         /s/ Floyd W. Kephart
                                    -------------------------------
                                    FLOYD W. KEPHART, President


                                    THE EXECUTIVE:

                                         /s/ Herbert Hirsch
                                    -------------------------------
                                    HERBERT B. HIRSCH